Exhibit B
                                                                       ---------

                             Joint Filing Agreement

     The undersigned hereby agree that the statement on Schedule 13D with respect to the common stock, par value $0.01 per share, of ev3 Inc., a Delaware corporation, is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: June 21, 2005                    VERTICAL FUND I, L.P.
                                               By: The Vertical Group, L.P.,
                                                   General Partner

                                        By:  /s/ Stephen D. Baksa
                                            ------------------------------------
                                            Name:  Stephen D. Baksa
                                            Title: General Partner


Dated:  June 21, 2005                   VERTICAL FUND II, L.P.
                                               By: The Vertical Group, L.P.,
                                                   General Partner

                                        By:  /s/ Stephen D. Baksa
                                            ------------------------------------
                                            Name:  Stephen D. Baksa
                                            Title: General Partner


Dated:  June 21, 2005                   THE VERTICAL GROUP, L.P.

                                        By:  /s/ Stephen D. Baksa
                                            ------------------------------------
                                            Name:  Stephen D. Baksa
                                            Title: General Partner